EXHIBIT 10k


                          	POE & BROWN, INC.

                         	EMPLOYMENT AGREEMENT


    	THIS EMPLOYMENT AGREEMENT is entered into by and between POE & BROWN, INC., hereinafter called the "Company" and KENNETH E. HILL, hereinafter called "Employee." The parties wish to memorialize their agreement concerning the continuation of Employee's employment with Company through April 30, 2005, the compensation to be paid to Employee by Company during the period May 1, 1998 through April 30, 2005, and related matters pertaining to Employee's employment with the Company.

    	1.	Definitions - "Company" means Poe & Brown, Inc. and with respect to paragraph 8, hereof, also means its subsidiaries, affiliated companies and any company operated or supervised by the Company, as well as any successor entity formed by merger or acquisition, including any company that may acquire a majority of the stock of Poe & Brown, Inc. "Employee" means Kenneth E. Hill and with respect to paragraph 9 hereof also means any company or business in which employee has a controlling or managing interest.

    	2.	Employment - The Company hereby employs Employee upon the terms and conditions set forth in this Agreement.

    	3.	Term - The term of the Agreement shall be continuous until
April 30, 2005.

    	4.	Extent of Duties - Employee shall perform such duties as agreed upon from time to time by Employee and the officers of the Company.
During the term of his employment under this Agreement, Employee shall not directly or indirectly engage in the insurance business in any of its phases, either as a broker, agent, solicitor, consultant or participant, in any manner or in any firm or corporation engaged in the business of insurance or re-insurance, except for account of the Company or as directed by the Company. It is understood and agreed that the restrictive covenants contained in this paragraph
4 are a material portion of the consideration to Company under this Agreement, and, so long as such covenants are complied with and this Agreement has not terminated due to the death of Employee, Company's obligations under paragraph 5, below, shall be irrevocable.

    	5.	Compensation -  Commencing May 1, 1998, Employee shall receive annual salary as indicated below, less applicable taxes, to be paid in accordance with normal Company payroll practices.

    		May 1, 1998                		$250,000
	    	May 1, 1999                		$260,000
		    May 1, 2000                		$270,000
		    May 1, 2001                		$280,000
		    May 1, 2002                  $290,000
		    May 1, 2003                		$300,000

<PAGE 2>

	    	May 1, 2004                		$310,000


    	6.	Benefits - Employee shall be entitled to enjoy the same benefits and privileges as conferred upon any other employees of comparable rank within the Company. This includes plans such as life and health insurance, sick pay, paid vacation and employee discounts. Employee acknowledges that the applicable benefits have been explained to him.

    	7.	(a)  Employee recognizes and acknowledges that the Confidential
Information (as hereafter defined) constitutes valuable, secret, special, and unique assets of Company. Employee covenants and agrees that, during the term of this agreement and following its expiration, he will not disclose the Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose without the express written approval of Company and will not use the Confidential Information except in Company's business. It is expressly understood and agreed that the Confidential Information is the property of Company and must be immediately returned to Company upon demand therefor. The term Confidential Information includes each, every, and all written documentation related to Company or its business that is not public information, whether furnished by Company or compiled by Employee, including but not limited to: (1) lists of the Company's customers, companies, accounts and records pertaining thereto;
(2) customer lists, prospect lists, policy forms, and/or rating information, expiration dates, information on risk characteristics, information concerning insurance markets for large or unusual risks, and all types of written information customarily used by Company or available to the Employee; (3) information related to any of Company's programs and marketing strategies; (4) underwriting information received from customers; and (5) Employee's recollection of Confidential Information.

        		(b)	For a period of two (2) years following the expiration
of this Agreement, Employee specifically agrees not to solicit, accept, nor service, directly or indirectly, as insurance solicitor, insurance agent, insurance broker, insurance wholesaler, managing general agent, consultant, or otherwise, for Employee's accounts or the accounts of any other agent, or broker, or insurer, either as officer, director, stockholder, owner, partner, employee, promoter, consultant, manager, or otherwise, any insurance or bond business of any kind or character from any person, firm, corporation, or other entity, that is a customer or account of the Company during the term of this Agreement or from any prospective customer or account to whom the Company
made proposals while Employee was employed by Company.   Should a
court of competent jurisdiction declare any of the covenants set forth in this paragraph unenforceable due to an unreasonable restriction of duration, geographical area or otherwise, each of the parties hereto agrees that such court shall be empowered to rewrite or reform any such covenant and shall grant Company injuctive relief reasonably necessary to protect its interest.

        		(c)	Employee agrees that Company shall have the right to
communicate the terms of this Agreement to any third parties, including but not limited to, any past, present or prospective employer of
Employee.  Employee waives any right to assert any claim for damages against Company or any officer, employee or agent of Company arising from disclosure of the terms of this paragraph.

<PAGE 3>

       		(d)	In the event of the breach or threatened breach of the
provisions of this paragraph, Company shall be entitled to injunctive relief as well as any other applicable remedies at law or in equity.

    	8.	Organizing Competitive Businesses; Soliciting Company Employees
- Employee agrees that so long as he is working for Company he will not undertake the planning or organizing of any business activity competitive with the work he performs. Employee agrees that he will not, for a period of two (2) years following termination of employment with Company, directly or indirectly, solicit any of the Company's employees to work for Employee or any other competitive company.

    	9.	Protection of Company Property - All records, files manuals, lists of customers, blanks, forms, materials, supplies, computer programs and other materials furnished to the Employee by the Company, used by him on its behalf, or generated or obtained by him during the course of his employment, shall be and remain the property of Company. Employee shall be deemed the bailee thereof for the use and benefit of Company and shall safely keep and preserve such property, except as consumed in the normal business operations of Company. Employee acknowledges that this property is confidential and is not readily accessible to Company's competitors.

    	10.	Attorney Fees - Should either party be required to retain
counsel to enforce any provision of this Agreement, the prevailing party in any resulting litigation shall be entitled to recover, in addition to any other remedy obtained, all expenses and attorney's fees incurred, including fees and expenses incurred at the trial and appellate levels of all court, administrative, arbitration, and alternative dispute resolution proceedings.

    	11.	Assignment - Employee agrees that Company may assign this
Agreement to any entity in connection with any sale of some or all of Company's assets or subsidiary corporations, or the merger by Company with or into any business entity.

    	12.	Notices - Any notices required or permitted to be given under this Agreement shall be sufficient in writing and if sent by Certified
Mail to:

      		Employee at:

            			8 Moss Point Drive
            			Ormond Beach, Florida  32174

      		and to the Company at:

            			401 E. Jackson Street, Suite 1700
            			Tampa, Florida  33602

or such other address as either shall give to the other in writing for this purpose.

<PAGE 4>

    	13.	Waiver of Breach - The waiver of either party of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

    	14.	Binding Effect - This Agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors and assigns.

    	15.	Florida Law to Govern; Venue - This Agreement shall be governed by and construed according to the laws of the State of Florida. Any action to enforce or interpret this Agreement shall be brought in Volusia County, Florida.


WITNESSES:					                          AGREED TO:

                                  							KENNETH E. HILL


  /s/ JANET JEWELL					                   /s/  KENNETH E. HILL
____________________                      ________________________
                                   							Kenneth E. Hill

  /s/  DIANE JONE	                     			Date: 	5/6/98
____________________
as to Employee

                                   							POE & BROWN, INC.



  /s/  WILLIAM ZIMMER				                 By:   /s/  J. HYATT BROWN
______________________                     _________________________
                                   							Name: J. Hyatt Brown
  /s/ JANE S. JENS
______________________
as to Poe & Brown					                    Title:  CEO

                                    						Date:   5/6/98